Exhibit (a)(1)(iii)

Forms of Letter of Transmittal

LETTER OF TRANSMITTAL

Regarding Shares of

COATUE INNOVATIVE STRATEGIES FUND

Tendered Pursuant to the Offer to Purchase
Dated June 16, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY STATE STREET BANK AND TRUST COMPANY

BY JULY 15, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT THE END OF THE DAY ON JULY 15, 2026,

AT 12:00 MIDNIGHT, EASTERN TIME,

UNLESS THE OFFER IS EXTENDED

Complete This Letter of Transmittal and Return To:

Coatue Innovative Strategies Fund

c/o State Street Corporation

Attention: Transfer Agency

1776 Heritage Drive

Mail Code: JAB0340

North Quincy, MA 02171

Email: CoatueTA_INQ@StateStreet.com

Letter of Transmittal Page 1 of 5

COATUE INNOVATIVE STRATEGIES FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Coatue Innovative Strategies Fund, a non-diversified, closed-end management investment company organized as a Delaware statutory trust (the "Fund"), the shares of beneficial interests in the Fund (the "Shares") held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated June 16, 2026 (the "Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

As described in the Offer, the payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of June 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares, if applicable.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL OR EMAIL TO: CoatueTA_INQ@statestreet.com

COATUE INNOVATIVE STRATEGIES FUND
c/o STATE STREET BANK AND TRUST COMPANY
ATTENTION: TRANSFER AGENCY

1776 HERITAGE DRIVE

mail code: jab0340
North Quincy, MA 02171

PHONE: 617-662-7100

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL

Tender Valuation Date: June 30, 2026

Tender Expiration Date: 12:00 Midnight, Eastern Time, July 15, 2026

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE MAIL OR EMAIL TO: CoatueTA_INQ@STATESTREET.COM

Coatue Innovative Strategies Fund c/o State Street Bank and Trust Company Attention: Transfer Agency 1776 Heritage Drive Mail Code: JAB0340 North Quincy, MA 02171	For Additional Information: Phone: 617-662-7100 Email: CoatueTA_INQ@StateStreet.com

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY, AS APPLICABLE,
BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip:
Social Security # or Taxpayer Identification #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address Line 1
Advisor Address Line 2
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

Letter of Transmittal Page 3 of 5

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Entire amount of Shares

☐ Portion of Shares      $______________     or     ______________ Number of Shares

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

☐	Deliver All Proceeds to Custodian to Bank Account on Record

☐	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record

☐	Deliver All Proceeds to Bank Account on Record

☐	Deliver All Proceeds to New Bank Instructions (must complete Part 4 below)

PART 4 – NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Shareholder's Account:
Shareholder Account Number at Broker:

Letter of Transmittal Page 4 of 5

PART 5 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY, AS APPLICABLE,

BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 5 of 5

COATUE INNOVATIVE STRATEGIES FUND

TENDER OFFER NOTICE

FOR SHAREHOLDERS THROUGH MERRILL, LYNCH, PIERCE, FENNER & SMITH, INC. (“MERRILL”)

_____________, 2026

Re: Shareholder tender offer begins on June 16, 2026. Repurchase requests are due no later than 12:00 midnight, Eastern Time, on July 15, 2026 (“Merrill Repurchase Request Deadline”).

Dear Coatue Innovative Strategies Fund Shareholder:

This notice is to inform you of important dates relating to a tender offer by Coatue Innovative Strategies Fund (the “Fund”). The Fund is offering to purchase up to 5% of the Fund’s shares of beneficial interests (including fractions thereof) (“Shares”) outstanding as of May 31, 2026, pursuant to tenders by shareholders of the Fund (“Shareholders”) at a price equal to the net asset value of such Shares as of June 30, 2026, less any early repurchase fee.

If you have no need or desire to tender your Shares at this time, simply disregard this notice and take no action. Shareholders are not required to participate in this tender offer and no action on your part is required if you are not interested in participating.

The tender offer period will begin on June 16, 2026 and, unless the offer is extended, will expire at the end of the day on July 15, 2026, at 12:00 midnight, Eastern Time, at which point the tender offer will expire. The purpose of the tender offer is to provide liquidity to Shareholders of the Fund. Shares may be tendered to the Fund for purchase only during one of the Fund’s announced tender offers. Please see the attached Offer to Purchase or contact your Investment Professional for additional information.

Any repurchase of Shares by the Fund pursuant to this tender offer will be a taxable transaction for U.S. federal income tax purposes. Consult your Investment Professional or tax advisor for more information. Please remember that you are not obligated to do anything with your Shares at this time.

Because you hold your Shares through Merrill, if you wish to tender a portion or all of your Shares during this tender offer period, you must contact your Investment Professional and request to tender your Shares by the Merrill Repurchase Request Deadline (i.e., no later than 12:00 midnight, Eastern Time, on July 15, 2026) to allow for order processing. Merrill will tender your Shares to the Fund on your behalf. Do not submit repurchase requests directly to the Fund or its transfer agent as they will not be honored.

If you have any questions, please refer to the attached Offer to Purchase, which contains additional important information about the tender offer, or contact your Investment Professional.

Sincerely,

Coatue Innovative Strategies Fund

Tender Offer

Signature Pages - U.S. Investors

Document No.:	Client Account No.:

These Tender Offer Request Signature Pages (or "Signature Pages") relate to the client's (the "Client") redemption or repurchase request from one or more investment funds (each, a "Fund"). The term "Fund" or "Funds" as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term "Interest" refers to any unit of participation, share, or other form of interest issued by a Fund.

Registration / Client Account Details

Account registration and address

Account classification | Taxpayer identification number | Account Number

Exempt payee code

Exemption from FATCA reporting code

FATCA classifications

SAMPLE USE ONLY

Document No.: 1 of 4 Client Account No.:

TENDER_0523

 -  -           ! " ! #  #  $  $  "%   "% & ' & ( - ) *- +, '  - )' * +,  ' (     ) '. *$+,' *$+ *$+ '   '   /'''     '' - ' * +   . ' . '   ! $ #"#01234 "% 56 "% -78#-# &"89

- - - - -   - -! - - - "-- " # - $-% &"'- ("'- - ) ) * +"--, -- - ) . - '- /-  0/- / /- -/  -! / - 1-" - " 2""- " )- - &0- - 2"" - 3-! / - /" 1 -- - / - - -- "3 - - "- " - - // - -4 - " / '$% 5 $% )&$'&-6789: '$% 9"; 5$% 5&*& 2$3

Document No.: Client Account No.:

Internal Revenue Code Certification

Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/ Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct.

Certification instructions.

☐ Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

If one or more of the signatories listed here does not need to sign on behalf of the account, cross out their name. This does not apply to joint accounts.

SAMPLE USE ONLY

Signature 1:

Signature 1 Date

Signer's name *(please print)* Title

Signature 2:

Signature 2 Date

Signer's name *(please print)* Title

Signature 3:

Signature 3 Date

Signer's name *(please print)* Title

Signature 4:

Signature 4 Date

Signer's name *(please print)* Title

Signature 5:

Signature 5 Date

Signer's name *(please print)* Title

Signature 6:

Signature 6 Date

Signer's name *(please print)* Title

Document No.: 3 of 4 Client Account No.:

TENDER_0523

-- - - - - !" - - # - " !"- $ %- -  - -- - - &' "()*+ - , - " " , - -- -  - - &--- , - - -- - - &--- -  - - , -+- - " - " ' - . - / " -. './. - -  "- - './. -  -  "- -- - " " './. - $ / - - -$ /, -- -  & - , - -  - --- - -$ - - &---  - 0 -- - - -  "- - - 0 -  , -$ - - &-- / / - -1-" - -1-" - -1-" - - 2 - 3 - 4 - 2 - 3 - 4 -1-" - -1-" - -1-" - - 5 - 6 - 7 - 5 - 6 - 7 "- ! $ / - . - ! $ 8! 8&9:546 "- ! $6 3/ - . - ! $ - " -  - - - - - -"$  - - - $ .;#<88 =!<>

Document No.: Client Account No.:

Investment Professional Attestation

The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client's investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client's investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client's contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es)/tranche(s) and series of Interests issued by each Fund in which the Client currently invests.

Investment Professional name | Production number / PB CAI number

Investment Professional signature | Date

SAMPLE USE ONLY

Document No.: 4 of 4 Client Account No.:

TENDER_0523

-- - - -- - - -- - - - -  - - - -- - -- - - - -- - - -- - - - - - - -- !" -- - - - -#$ % - - - -&- - #$ - - - - - - - -- ! -- - - - -- - - - - - - -- - - % - '- - - #$ - - - - - - - - - - &- - " -- - - - - - - % - % - '- - % #$ -#$ - - '-- - - -" - ( ")- - ( ") *(*+,-./0 -( ")1 1- - ( ")&23*4&* 5(36

COATUE INNOVATIVE STRATEGIES FUND

TENDER OFFER NOTICE

FOR SHAREHOLDERS THROUGH MORGAN STANLEY SMITH BARNEY LLC (“MORGAN STANLEY”)

_____________, 2026

Re: Shareholder tender offer begins on June 16, 2026. Repurchase requests are due no later than 4:00 P.M, Eastern Time, on July 13, 2026 (“Morgan Stanley Repurchase Request Deadline”).

Dear Coatue Innovative Strategies Fund Shareholder:

This notice is to inform you of important dates relating to a tender offer by Coatue Innovative Strategies Fund (the “Fund”). The Fund is offering to purchase up to 5% of the Fund’s shares of beneficial interests (including fractions thereof) (“Shares”) outstanding as of May 31, 2026, pursuant to tenders by shareholders of the Fund (“Shareholders”) at a price equal to the net asset value of such Shares as of June 30, 2026, less any early repurchase fee.

If you have no need or desire to tender your Shares at this time, simply disregard this notice and take no action. Shareholders are not required to participate in this tender offer and no action on your part is required if you are not interested in participating.

The tender offer period will begin on June 16, 2026 and, unless the offer is extended, will expire at the end of the day on July 15, 2026, at 12:00 midnight, Eastern Time, at which point the tender offer will expire. The purpose of the tender offer is to provide liquidity to Shareholders of the Fund. Shares may be tendered to the Fund for purchase only during one of the Fund’s announced tender offers. Please see the attached Offer to Purchase or contact your Investment Professional for additional information.

Any repurchase of Shares by the Fund pursuant to this tender offer will be a taxable transaction for U.S. federal income tax purposes. Consult your Investment Professional or tax advisor for more information. Please remember that you are not obligated to do anything with your Shares at this time.

Because you hold your Shares through Morgan Stanley, if you wish to tender a portion or all of your Shares during this tender offer period, you must contact your financial advisor/private wealth advisor to complete the electronic form and request to tender your Shares by the Morgan Stanley Repurchase Request Deadline (i.e., no later than 4:00 P.M., Eastern Time, on July 13, 2026) to allow for order processing. Morgan Stanley will tender your Shares to the Fund on your behalf. Do not submit repurchase requests directly to the Fund or its transfer agent as they will not be honored.

If you have any questions, please refer to the attached Offer to Purchase, which contains additional important information about the tender offer, or contact your Investment Professional.

Sincerely,

Coatue Innovative Strategies Fund

TERMS AND CONDITIONS OF REPURCHASE

COATUE INNOVATIVE STRATEGIES FUND

JUNE 2026

These Terms and Conditions of Repurchase (the “Terms and Conditions”) and the Morgan Stanley Wealth Management Alternative Investments Request for Repurchase Form (the “Form”), of which these Terms and Conditions are incorporated into, as well as the terms and conditions set forth in the offer to purchase (the “Offer to Purchase”), the related Letter of Transmittal provided to you and the other tender offer documents sent to you directly from the Fund, collectively form an agreement referred to herein as the “Repurchase Agreement”.

The purpose of this Offer to Purchase is to provide liquidity to Shareholders of the Fund. This Form is to be completed within a tender offer period and pursuant to the terms of the Fund’s tender offer set forth in the Offer to Purchase. Capitalized terms used but not defined herein shall have the meaning set forth in Offer to Purchase. Shareholders desiring to tender Shares should read carefully and understand the entire Offer to Purchase and Repurchase Agreement.

Subject to the conditions of the tender offer, Shareholders may tender some or all of their Shares.

Submission

Please complete all sections of the Form and send the executed Form to your Morgan Stanley Financial Advisor / Private Wealth Advisor, by 4:00 P.M., Eastern Time on July 13, 2026, in order to ensure Morgan Stanley’s submission to the Fund by the Notice Due Date (as set forth in the Offer to Purchase).

Please ensure your Financial Advisor / Private Wealth Advisor submits a Morgan Stanley Order ticket upon execution. You may be required to provide additional documentations or information.

By signing the Form, you acknowledge receipt and understanding of these Terms and Conditions, the Form, and the Offer to Purchase and the entire Repurchase Agreement. The Repurchase Agreement may be executed in counterparts on the Form with the same effect as if the parties executing the counterparts had all executed one counterpart.

Notice of Withdrawal of Tender

Please inform your Morgan Stanley Financial Advisor / Private Wealth Advisor if you intend to withdraw the tender previously submitted or executed, prior to the Morgan Stanley Repurchase Request Deadline.

Please ensure your Financial Advisor / Private Wealth Advisor cancels previously submitted Morgan Stanley Order Entry ticket prior to the Morgan Stanley Repurchase Request Deadline.

Morgan Stanley Wealth Management Alternative Investments

REQUEST FOR REPURCHASE FORM

Instructions:

In order for the undersigned (“you”, “your” or the “Investor”) to repurchase/redeem/tender/withdraw (the “Repurchase”) all or a portion of its interest, units or shares (“Interests”) held in the fund, company or partnership indicated below (the “Fund”), please follow the below instructions to execute and deliver this Morgan Stanley Wealth Management Alternative Investment’s Request for Repurchase Form (this “Form”).

1.	The Investor should (or, if the Investor is an entity, the authorized individual of the entity should):

1.1.	Review the offering memorandum and/or organizational documents and all other applicable offering materials of the Fund (each as amended, restated and/or supplemented from time to time, collectively, the “Offering Materials”), the Morgan Stanley Wealth Management Alternative Investment Subscription and Exchange Agreement (together with the Fund or Fund program’s Terms and Conditions and any other supplements or questionnaires required to subscribe to the Fund or Fund program, the “Subscription Agreement”) as well as any terms and conditions of Repurchase (“Terms and Conditions of Repurchase”, if applicable) and execute this Form.

1.2.	Complete and deliver this Form, and any other required additional documentation as indicated on the Offering Materials, to your Financial Advisor or Private Wealth Advisor for submission to Morgan Stanley Wealth Management Alternative Investments Group. Faxed forms will not be accepted.

Capitalized terms used but not otherwise defined herein shall respectively bear the meanings ascribed to them in the Fund’s Offering Materials.

Any modifications to this document, handwritten or otherwise, will not be accepted.

If you have any questions concerning how to complete this Form, please contact your Morgan Stanley Financial Advisor or Private Wealth Advisor.

PLEASE INDICATE FULL FUND NAME:

Coatue Innovative Strategies Fund (“CTEK”)

Class/Series (if any): Class S (Placement ) , Class I (Advisory)

Wire Instructions:

The undersigned agrees that all or any funds payable to the Investor will be wire transferred to Morgan Stanley Wealth Management utilizing the below wire instructions for further credit to the Investor in accordance with the account information on file with Morgan Stanley Wealth Management:

Bank Name:	Citibank
ABA Number:	021000089
Account Number:	4061-1172
Account Name:	Morgan Stanley
FBO Account Number:	779-000999
Swift/BIC Code:	CITIUS33
Reference:	(Insert Fund Name)

Execution Section:

The undersigned acknowledges: (i) that the Investor is requesting a repurchase/redemption/tender/withdrawal on the terms and conditions contained in the Offering Materials of the Fund previously received by the Investor and the Subscription Agreement previously executed by the Investor and accepted by the Fund, and (ii) that the representations and warranties of the Investor contained in the Subscription Agreement and the Terms and Conditions of Repurchase, if any, are true and correct in all material respects as of the date set forth below.

By executing this Form, you (for yourself and any co-investor, and, if you are signing on behalf of an entity, on behalf of and with respect to the entity and its shareholders, partners, beneficiaries, members or other beneficial owners) agree to be bound by this Form and, if applicable, the Terms and Conditions of Repurchase, which are incorporated herein as part of this Form.

Individual Investor (including Individuals, Joint Tenants, Tenants in Common)

If you are signing as joint or community property holders, the statements, representations, and warranties set forth in this Form shall be deemed to have been made by each owner of the community property. If the Interests are owned as joint tenants or tenants-in-common, signatures of all owners are required.

Entity Investor (including ERISA Plans, IRAs, Trusts, Corporations, Limited Partnerships and Limited Liability Companies)

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, members, or other beneficial owners to request this repurchase/redemption/tender/withdrawal and any statements, representations, and warranties made herein on their behalf and, if the undersigned is signing on behalf of a nominee investor, from or on behalf of such nominee investor and each beneficial owner.

This Form may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument. Any repurchase/redemption/tender/ withdrawal is subject to approval by the Fund, or as applicable by its general partner, managing member, or directors.

Account Number (if applicable)

Name of Account

Address

Name of Signer

Title of Signer (legal entities only)

X
Signature(s) of Investor

Dated

Individual Retirement Account

Morgan Stanley Smith Barney LLC hereby executes this Form not in its corporate capacity but solely as Custodian of the Individual Retirement Account(s) of the investor. Further, all representations, warranties and covenants (including indemnities) set forth herein are being made by the investor, not Morgan Stanley Smith Barney LLC.

Signature of Morgan Stanley Smith Barney LLC, as Custodian

Title of Authorized Person Signing for Morgan Stanley Smith Barney LLC, as Custodian

Dated

COMPONENT LIBRARIES:

Requested effective date of Repurchase (insert the requested month end date): ________________________________________________

The effective date is subject to review and approval by the Fund, or as applicable by its general partner, managing member, or directors, and is subject to change in the Fund’s sole discretion.

Terms and Conditions of Repurchase:

Specify the Fund’s Terms and Conditions of Repurchase document, by title and version date in the space below, which are incorporated herein as part of this Form.

Title: Terms and Conditions of Repurchase for Coatue Innovative Strategies Fund

Version Date: June 2026

Full Repurchase:

☐ Full (Note: for gated funds that do not require a separate Form be submitted for each gate (as described in the Offering Materials), all future redemptions/withdrawals will be booked.)

Partial Repurchase – Number of Units/Shares & Dollar Amount:

☐ Partial repurchase (choose one of the followings)

☐ Number of units/shares: ______________________

☐ Dollar Amount: $_____________________

Investor SSN/Tax ID Number

Investor SSN/Tax ID Number: _____________________